As filed with the Securities and Exchange Commission on April 25, 1997.

                                                 Registration No.33-____________
    ------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act Of 1933


                            ONSITE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                  33-0576371
 (State or other  jurisdiction          (IRS Employer Identification No.)
of incorporation  or organization)


         701 Palomar Airport Road, Suite 200, Carlsbad, California 92009
               (Address of Principal Executive Office) (Zip Code)
                            -------------------------

                             1993 Stock Option Plan;
                      Onsite Energy Corporation 401(k) Plan
                            (Full title of the plans)
                            -------------------------

                               RICHARD T. SPERBERG
                                    President
                       701 Palomar Airport Road, Suite 200
                           Carlsbad, California 92009
                     (Name and address of agent for service)
                            -------------------------

                                 (760) 931-2400
          (Telephone number, including area code, of agent for service)
                            -------------------------


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following |X|


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                         CALCULATION OF REGISTRATION FEE


                                          Proposed    Proposed
Title of                                  Maximum     Maximum Amount
Securities       Amount      Offering     Aggregate   of
to be            to be       Price Per    Offering    Registration
Registered       Registered  Share        Price       Fee



Class A
Common Stock,
par value $.001   850,000     $0.23 (1)  $ 195,500      $67.41




(1) Estimated solely for the purposes of calculating the registration fee on the basis of the average of the high and low sales prices of the registrant's Class A Common Stock as quoted on the Nasdaq bulletin board on April 24, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents filed or to be filed by Onsite Energy Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement.

1. The Company's annual report on Form 10-KSB for the year ended June 30, 1996.

2. The Company's quarterly report on Form 10-QSB for the quarter ended September 30, 1996.

3. The Company's quarterly report on Form 10-QSB for the quarter ended December 31, 1996.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Articles of Incorporation and the Bylaws of the Registrant provide for indemnification of its officers and directors to the full extent authorized by law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

Exhibit No.

5.1          Opinion of Bartel Eng Linn & Schroder, counsel to Company
24.1         Written Consent of Hein + Associates, independent accountants
24.2         Consent of Bartel Eng Linn & Schroder is contained in Exhibit 5.1

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                     SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on April 25, 1997.

                                                      ONSITE ENERGY CORPORATION,
                                                          a Delaware corporation


                                                     By \s\ Richard T. Sperberg
                                                        -----------------------
                                                             Richard T. Sperberg
                                                             President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signatures                                                   Date


 \s\ Richard T. Sperberg                                       April 25, 1997
---------------------------------------------                 ---------------
Richard T. Sperberg, President,
Chief Executive Officer (Principal
Executive Officer) and Director


 \s\ J. Bradford Hanson                                        April 25, 1997
---------------------------------------------                 ---------------
J. Bradford Hanson, Chief Financial Officer
(Principal Financial and Accounting Officer)


 \s\ Charles C. McGettigan                                     April 25, 1997
---------------------------------------------                 ---------------
Charles C. McGettigan, Chairman of the Board


 \s\ William M. Gary, III                                      April 25, 1997
---------------------------------------------                 ---------------
William M. Gary, III, Director


 \s\ H.Tate Holt                                               April 25, 1997
---------------------------------------------                 ---------------
H. Tate Holt, Director

 \s\ Timothy G. Clark                                          April 25, 1997
---------------------------------------------                 ---------------
Timothy G. Clark, Director